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                                                                   Exhibit 3.1

                               ZIMMERMAN SIGN COMPANY

                           CERTIFICATE OF DESIGNATION OF
                             PREFERRED STOCK, SERIES A

          Zimmerman Sign Company, a Texas corporation (the "CORPORATION") certifies that pursuant to Article IV of its Amended and Restated Certificate of Incorporation (the "CERTIFICATE") and in accordance with the provisions of
Section 2.13 of the Texas Business Corporation Act its Board of Directors adopted the following resolution on September 29, 1998 creating a series of preferred shares.

          RESOLVED, that a series of authorized preferred shares of the Corporation is hereby created, having the designation, par value, voting, participation and other rights and restrictions set out below. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Certificate.

          1. DESIGNATION AND NUMBER. The shares of such class shall be designated "Preferred Stock, Series A" (the "SERIES A PREFERRED STOCK"). The number of shares initially constituting the Series A Preferred Stock shall be 52,500 which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; PROVIDED that such number may not be decreased below the number of then outstanding shares of Series A Preferred Stock.

          2.   DIVIDENDS.

          (a) GENERAL OBLIGATION. When and as declared by the Corporation's Board of Directors and to the extent permitted under the Texas Business Corporation Act and other applicable law, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred Stock as provided in this SECTION 2. Dividends on each share of the Series A Preferred Stock (a "SERIES A PREFERRED SHARE") shall accrue on a daily basis at the rate of 8.0% per annum of the sum of $100.00 (the "LIQUIDATION VALUE") plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Series A Preferred Share to and including the first to occur of (i) the date on which the Liquidation Value of such Series A Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Series A Preferred Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends (other than dividends on capital stock of the Corporation paid with shares of stock of the same class), and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to the Common Stock, the Series B Preferred Stock, the Series C

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Preferred or any capital stock or other equity securities of the Corporation
(collectively, the "JUNIOR SECURITIES"). The date on which the Corporation initially issues any Series A Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Series A Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series A Preferred Share.

          (b) DIVIDEND REFERENCE DATES. To the extent not paid on March 15, June 15, September 15, and December 15 of each year, beginning December 31, 1998 (the "DIVIDEND REFERENCE DATES"), all dividends which have accrued on each Series A Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series A Preferred Share until paid to the holder thereof.

          (c) DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series A Preferred Shares held by each such holder.

          3. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Series A Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series A Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this SECTION 3, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not more than 60 nor less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of capital stock of the Corporation, including each Series A Preferred Share, each share of Series B Preferred Stock, each share of Series C Preferred Stock and each share of Common Stock in connection with such liquidation, dissolution or winding up.

          4. PRIORITY ON DIVIDENDS AND REDEMPTIONS. So long as any Series A Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the

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outstanding shares of Series A Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, other than (i) repurchases of Common Stock from any employee of the Corporation provided that (A) no Default or Event of Default (as defined in the Senior Subordinated Note, Preferred Stock and Warrant Purchase Agreement, dated as of September 30, 1998, by and among the Corporation, and certain investors (the "PURCHASE AGREEMENT")) is in existence immediately prior to or immediately after such repurchase or payment, (B) the purchase price paid in such repurchase or the amount of such payment does not exceed the fair market value of the stock repurchased or is in an amount calculated pursuant to the terms of a repurchase or employment agreement between the Corporation and such employee entered into in connection with the commencement of such employee's employment, (C) such purchase occurs after September 30, 1999 and (D) the aggregate amount paid or payable in any fiscal year in respect of all such purchases from employees does not exceed $250,000, (ii) dividends paid in accordance with the terms of the Series B Preferred and the terms of the Series C Preferred: provided that no Default or Event of Default (as defined in the Purchase Agreement) or an Event of Noncompliance is in existence immediately prior to or immediately after such dividend and (iii) dividends on capital stock of the Corporation paid with shares of stock of the same class.

          5. REDEMPTIONS. To the extent permitted under the Texas Business Corporation Act and other applicable law:

               (a) SCHEDULED REDEMPTION. On the earlier of (i) September 30, 2006 and (ii) 90 days following the payment in full of the obligations under the Notes (the "SCHEDULED REDEMPTION DATE"). the Corporation shall redeem all outstanding shares of Series A Preferred Stock at a price per Series A Preferred Share equal to the Liquidation Value thereof (plus accrued and unpaid dividends thereon).

               (b) OPTIONAL REDEMPTIONS. The Corporation may at any time and from time to time redeem all or any portion of the shares of Series A Preferred Stock then outstanding. Upon any such redemption, the Corporation shall pay a price per Series A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon), PLUS an amount equal to the Redemption Premium Amount calculated with respect thereto (if any).

          The term "REDEMPTION PREMIUM AMOUNT" means:

          (i) with respect to any redemption of shares of Series A Preferred made on or prior to the first anniversary of the Closing Date (as defined in the Purchase Agreement), 5.0% multiplied by the aggregate Liquidation Value of the Series A Preferred Shares so redeemed;

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          (ii)   with respect to any redemption of shares of Series A Preferred made after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date; 4.0% multiplied by the aggregate Liquidation Value of the Series A Preferred Shares so redeemed;

          (iii) with respect to any redemption of shares of Series A Preferred made after the second first anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date; 3.0% multiplied by the aggregate Liquidation Value of the Series A Preferred Shares so redeemed;

          (iv) with respect to any redemption of shares of Series A Preferred made after the third anniversary of the Closing Date and on or prior to the fourth anniversary of the Closing Date; 2.0% multiplied by the aggregate Liquidation Value of the Series A Preferred Shares so redeemed;

          (v) with respect to any redemption of shares of Series A Preferred made after the fourth first anniversary of the Closing Date and on or prior to the fifth anniversary of the Closing Date; 1.0% multiplied by the aggregate Liquidation Value of the Series A Preferred Shares so redeemed; and

          (vi) with respect to any redemption of the Series A Preferred Shares made after the fifth anniversary of the Closing Date; zero;

          NOTWITHSTANDING THE FOREGOING, if, and to the extent, any such redemption is funded with net proceeds from a Public Offering (after deduction of all discounts, underwriters' commissions and other reasonable expenses), the Redemption Premium Amount payable in connection therewith shall be 50% of the amount otherwise calculated pursuant to clauses (i) through (vi) above.

               (c)  MANDATORY REDEMPTIONS.

               i. REDEMPTION AFTER PUBLIC OFFERING. At any time after the fifth anniversary of the Closing Date (as defined in the Purchase Agreement), the Corporation shall apply the net cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters' commissions and other reasonable expenses to redeem shares of Series A Preferred Stock at a price per Series A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Such redemption shall take place on a date fixed by the Corporation, which date shall be not more than five days after the Corporation's receipt of such proceeds.

               The term "PUBLIC OFFERING" means any offering by the Corporation of any securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

               ii. REDEMPTION UPON CHANGE IN OWNERSHIP. If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A

                                         -4-

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Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Series A Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Series A Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Series A Preferred Stock owned by such holders at a price per Series A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon), PLUS an amount equal to the Redemption Premium Amount calculated with respect thereto (if any), by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation's notice and (b) five days prior to the consummation of the change in Ownership (the "EXPIRATION DATE"). The Corporation shall give prompt written notice of any such election to all other holders of Series A Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Series A Preferred Stock owned by such holder.

               Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Series A Preferred Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded. Any holder of Series A Preferred Stock may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

               The term "CHANGE IN OWNERSHIP" means an event which results in any Management Purchaser (as defined in the Purchase Agreement) ceasing to hold, beneficially and of record, at least 85% of the issued and issuable capital stock of the Corporation that such Management Purchaser holds at Closing (as adjusted for any subsequent stock splits, stock dividends, combinations of shares or similar recapitalizations), other than Tom Boner in respect of sales of capital stock to David Anderson.

               iii. REDEMPTION UPON FUNDAMENTAL CHANGE. If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred Stock not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Series A Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Series A Preferred Shares then outstanding, may require the Corporation to redeem all or any portion of the Series A Preferred Stock owned by such holders at a price per Series A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon), plus an amount equal to the Redemption Premium Amount calculated with respect thereto (if any), by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt

                                         -5-

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of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Series A Preferred Stock (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until five business days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Series A Preferred Stock owned by such holder.

               Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Series A Preferred Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred Stock may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

               The term "FUNDAMENTAL CHANGE" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation or the holders of the Corporation's voting common stock immediately prior to such merger or consolidation shall represent at least 80% of the combined voting power of the voting securities after such merger or consolidation, the terms of the Series A Preferred Stock are not changed in any material respect or are assumed and the Series A Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

               (d) REDEMPTION PAYMENTS. For each Series A Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series A Preferred Share) an amount in immediately available funds equal to the Liquidation Value of such Series A Preferred Share (plus all accrued and unpaid dividends thereon), PLUS the Redemption Premium Amount calculated with respect thereto (if any). If the funds of the Corporation legally available for redemption of Series A Preferred Shares on any Redemption Date are insufficient to redeem the total number of Series A Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Series A Preferred Shares pro rata among the holders of the Series A Preferred Shares to be redeemed based upon the aggregate Liquidation Value of such Series A Preferred Shares held by each such holder (plus all accrued and unpaid dividends thereon). The Series
A Preferred Shares not

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redeemed shall remain outstanding and entitled to all of the rights and preferences hereunder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series A Preferred Shares, such funds shall immediately be used to redeem the balance of the Series A Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          The term "REDEMPTION DATE," as to any Series A Preferred Share, means the Scheduled Redemption Date or the date specified in the notice of any redemption at the Corporation's option or at the holder's option or the applicable date specified herein in the case of any other redemption.

          (e) NOTICE OF REDEMPTION. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series A Preferred Stock to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Series A Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series A Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series A Preferred Shares.

          (f) DETERMINATION OF THE NUMBER OF EACH HOLDER'S SERIES A PREFERRED SHARES TO BE REDEEMED. The number of Series A Preferred Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Series A Preferred Shares determined by multiplying the total number of Series A Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series A Preferred Shares then held by such holder and the denominator of which shall be the total number of Series A Preferred Shares then outstanding.

          (g) DIVIDENDS AFTER REDEMPTION DATE. No Series A Preferred Share shall be entitled to any dividends accruing after the Redemption Date of such Series A Preferred Share if the Liquidation Value (plus all accrued and unpaid dividends thereon) is paid to the holder of such Series A Preferred Share on the Redemption Date. On such date, all rights of the holder of such Series A Preferred Share shall cease, and such Series A Preferred Share shall no longer be deemed to be issued and outstanding.

          (h) REDEEMED OR OTHERWISE ACQUIRED SERIES A PREFERRED SHARES. Any Series A Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

          (i) OTHER REDEMPTIONS OR ACQUISITIONS. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Series A Preferred Stock, except as expressly authorized herein.

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          6.   VOTING RIGHTS. Subject to the following sentence, except as otherwise provided herein, in the Purchase Agreement or otherwise required by applicable law, the holders of Series A Preferred Stock shall have no voting rights; provided that each holder of Series A Preferred Stock shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings. The foregoing notwithstanding, the holders of the Series A Preferred shall be entitled to designate two directors to serve on the board of directors of the Corporation at all times, such directors to be elected by a holders of a majority the Series A Preferred.

          7.   EVENTS OF NONCOMPLIANCE.

          (a) DEFINITION. An Event of Noncompliance shall be deemed to have occurred if:

          i. the Corporation fails to pay on any Dividend Reference Date the full amount of dividends then accrued on the Series A Preferred Stock, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          ii. the Corporation fails to make any redemption payment with respect to the Series A Preferred Stock which it is obligated to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          iii. upon the occurrence a Default or Event of Default as defined in the Purchase Agreement;

          iv. any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Series A Preferred Stock pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Series A Preferred Stock, is false or misleading in any material respect on the date made or furnished; or

          v. the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days.

          (b)  CONSEQUENCES OF CERTAIN EVENTS OF NONCOMPLIANCE.

          i. If an Event of Noncompliance has occurred, the dividend rate per annum on the Series A Preferred Stock shall increase immediately by an increment of 3.0 percentage points i.e. the dividend rate will increase from 8.0% to 11.0% per annum. If such Event of Noncompliance remains uncured for a period of 180 days, the dividend rate per annum on the Series A Preferred Stock shall increase at the end of such 180 day period from 11.0% to 13.0%. Any increase of the dividend rate resulting from the operation of this paragraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

          ii. If an Event of Noncompliance has occurred, the holder or holders of a majority of the Series A Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series A Preferred Stock owned by such holder or holders at a price per Series A Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Series A Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series A Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series A Preferred Stock as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

          iii. If any Event of Noncompliance has occurred each Series A Director shall automatically be entitled to cast two votes with respect to any matter submitted to a vote of the board of directors. Each Series A Director may exercise its right to cast two votes in accordance with the preceding sentence with respect to any matter, including any matter at any annual or other special meeting of directors, and to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a meeting of the board of directors. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

          iv. If any Event of Noncompliance exists, each holder of Series A Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

          8. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series A Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series A Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

          9. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor or a Purchaser as defined in the Purchase Agreement, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series A Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          10. AMENDMENT AND WAIVER. No amendment, modification or waiver shall be binding or effective with respect to any provision hereof, without the prior written consent of the holders of a majority of the Series A Preferred Stock outstanding at the time such action is taken.

          11. NOTICES. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                 * * * * * * * * * *

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

           IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed this 30th day of September, 1998.



                                                  ZIMMERMAN SIGN COMPANY

                                                  /s/ Jeffrey Johnson V.P.
                                                  -----------------------------
                                                  By:  Jeffrey Johnson

                                                  Its: VP, CFO

                                ZIMMERMAN SIGN COMPANY

                           CERTIFICATE OF DESIGNATION OF
                             PREFERRED STOCK, SERIES B

          Zimmerman Sign Company, a Texas corporation (the "CORPORATION") certifies that pursuant to Article IV of its Amended and Restated Certificate of Incorporation (the "CERTIFICATE") and in accordance with the provisions of
Section 2.13 of the Texas Business Corporation Act its Board of Directors adopted the following resolution on September 29, 1998 creating a series of preferred shares.

          RESOLVED, that a series of authorized preferred shares of the Corporation is hereby created, having the designation, par value, voting, participation and other rights and restrictions set out below. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Certificate.

          1. DESIGNATION AND NUMBER. The shares of such class shall be designated "Preferred Stock, Series B" (the "SERIES B PREFERRED STOCK"). The number of shares initially constituting the Series B Preferred Stock shall be 7,000, which number may be decreased (but not increased) by the Board of Directors without a vote of shareholders; PROVIDED that such number may not be decreased below the number of then outstanding shares of Series B Preferred Stock.

          2. RANKING. The Series B Preferred Stock shall, with respect to dividend rights and right upon liquidation, winding up and dissolution, rank
(a) junior to the Corporation Preferred Stock, Series A (the "SERIES A PREFERRED STOCK") and all other classes and series of stock of the Corporation now or hereinafter authorized, issued or outstanding, including any classes or series of preferred stock which by their terms expressly provide that they are senior to the Series B Preferred Stock (collectively, the "SENIOR STOCK"), (b) senior to all classes of Common Stock of the Corporation now or hereinafter authorized, issued or outstanding, and senior to any classes or series of preferred stock which by their terms expressly provide that they are junior to the Series B Preferred Stock (collectively, the "JUNIOR STOCK") and (c) PARI PASSU to the Corporation's Preferred Stock, Series C (the "SERIES B PREFERRED STOCK") and all other classes and series of stock of the Corporation now or hereinafter authorized, issued or outstanding, including any classes or series of preferred stock, which by their terms expressly provide that they rank on a parity with respect to priority on distribution, in each case upon a liquidation, dissolution or winding up of the Corporation with the Series B Preferred Stock (the "PARITY STOCK").

          3.   DIVIDENDS.

          (a) GENERAL OBLIGATION. When and as declared by the Corporation's Board of Directors and to the extent permitted under the Texas Business Corporation Act and other applicable law and not prohibited by the terms of the Series A Preferred Stock, the Corporation shall pay preferential dividends in cash to the holders of the Series B Preferred Stock as provided in this SECTION 2. Dividends on each share of the Series B Preferred Stock (a "SERIES B PREFERRED SHARE") shall accrue on a daily basis at the rate of 6% per annum of the sum of $100.00 (the "LIQUIDATION VALUE") plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Series B Preferred Share to and including the first to occur of (i) the date on which the Liquidation Value of such Series B Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Series B Preferred Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation; PROVIDED, HOWEVER, the Corporation shall not pay dividends to the holders of Series B Preferred Stock so long as a Default or Event of Default (as defined in the Senior Subordinated Note, Preferred Stock and Warrant Purchase Agreement, dated as of September 30, 1998, by and among the Corporation, and certain investors (the "PURCHASE AGREEMENT")) or an Event of Noncompliance (as defined in the Certificate of Designation, Series A) is in existence immediately prior to or would be in existence immediately after such dividend payment. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends (other than dividends on capital stock of the Corporation paid with shares of stock of the same class), and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to the Junior Stock. The date on which the Corporation initially issues any Series B Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Series B Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series B Preferred Share. The Series B Preferred Stock shall not be entitled to receive any dividends declared by the Corporation except as provided in this SECTION 3(a).

          (b) DIVIDEND REFERENCE DATES. To the extent not paid on June 15 and December 15 of each year, beginning December 31, 1998 (the "DIVIDEND REFERENCE DATES"), all dividends which have accrued on each Series B Preferred Share outstanding during the sixth-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series B Preferred Share until paid to the holder thereof.

          (c) DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series B Preferred Shares held by each such holder.

          (d) PAYMENT OF DIVIDENDS WITH SHARES. Notwithstanding any other provision of this SECTION 3, in the sole discretion of the Corporation, any dividends accruing on the Series B Preferred Stock may be paid in lieu of cash dividends by the issuance of additional Series B Preferred Shares (including fractional Series B Preferred Shares) having an aggregate Liquidation Value at the time of such payment equal to the amount of the dividend to be paid; provided that if the Corporation pays less than the total amount of dividends then accrued on the Series B Preferred in the form of additional Series B Preferred Shares, such payment in Series B Preferred Shares shall be made pro rata among the holders of Series B Preferred Stock based upon the aggregate accrued but unpaid dividends on the Series B Preferred Shares held by each such holder. If and when any Series B Preferred Shares are issued under this SECTION 1(d) for the payment of accrued dividends, such Series B Preferred Shares shall be deemed to be validly issued and outstanding and fully paid and nonassessable.

          4.   LIQUIDATION.

          (a) Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series B Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Stock, an amount in cash equal to the aggregate Liquidation Value of all Series B Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series B Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series B Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this SECTION 3, then the entire assets available to be distributed to the Corporation's shareholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series B Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series B Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not more than 60 days nor less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series B Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of capital stock of the Company, including the Series B Preferred Stock, and each share of Common Stock in connection with such liquidation, dissolution or winding up.

          (b) Upon any liquidation, dissolution or winding up of the Corporation, payment shall be made to the holders of the Series B Preferred Stock, in the amounts herein fixed, before any payment shall be made or assets distributed to the holders of the Junior Stock.

          5. REDEMPTIONS. To the extent permitted under the Texas Business Corporation Act and other applicable law:

          (a) SCHEDULED REDEMPTION. On September 30, 2008 (the "SCHEDULED REDEMPTION DATE"), the Corporation shall redeem all outstanding shares of Series B Preferred Stock at a price per Series B Preferred Share equal to the Liquidation Value thereof (plus accrued and unpaid dividends thereon).

          (b) OPTIONAL REDEMPTIONS. The Corporation may at any time and from time to time redeem all or any portion of the shares of Series B Preferred Stock then outstanding. Upon any such redemption, the Corporation shall pay a price per Series B Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

          (c) REDEMPTION PAYMENTS. For each Series B Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series B Preferred Share) an amount in immediately available funds equal to the Liquidation Value of such Series B Preferred Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Series B Preferred Shares on any Redemption Date are insufficient to redeem the total number of Series B Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Series B Preferred Shares pro rata among the holders of the Series B Preferred Shares to be redeemed based upon the aggregate Liquidation Value of such Series B Preferred Shares held by each such holder (plus all accrued and unpaid dividends thereon). The Series B Preferred Shares not redeemed shall remain outstanding and entitled to all of the rights and preferences hereunder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series B Preferred Shares, such funds shall immediately be used to redeem the balance of the Series B Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          The term "REDEMPTION DATE," as to any Series B Preferred Share, means the Scheduled Redemption Date or such other date specified in the notice of any redemption at the Corporation's option or at the holder's option or the applicable date specified herein in the case of any other redemption.

          (d) NOTICE OF REDEMPTION. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series B Preferred Stock to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Series B Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series B Preferred Shares shall be issued to the holder thereof without cost to such holder within fifteen business days after surrender of the certificate representing the redeemed Series B Preferred Shares.

          (e) DETERMINATION OF THE NUMBER OF EACH HOLDER'S SERIES B PREFERRED SHARES TO BE REDEEMED. The number of Series B Preferred Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Series B Preferred Shares determined by multiplying the total number of Series B Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series B Preferred Shares then held by such holder and the denominator of which shall be the total number of Series B Preferred Shares then outstanding.

          (f) DIVIDENDS AFTER REDEMPTION DATE. No Series B Preferred Share shall be entitled to any dividends accruing after the Redemption Date of such Series B Preferred Share if the Liquidation Value (plus all accrued and unpaid dividends thereon) is paid to the holder of such Series B Preferred Share on the Redemption Date. On such date, all rights of the holder of such Series B Preferred Share shall cease, and such Series B Preferred Share shall no longer be deemed to be issued and outstanding.

          (g) REDEEMED OR OTHERWISE ACQUIRED SERIES B PREFERRED SHARES. Any Series B Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

          (h) OTHER REDEMPTIONS OR ACQUISITIONS. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Series B Preferred Stock, except as expressly authorized herein.

          (i) REDEMPTION PROHIBITED. Notwithstanding anything contained herein to the contrary, the Corporation shall not redeem any shares of Series B Preferred Stock so long as any shares of Series A Preferred are outstanding.

          6. VOTING RIGHTS. Except as otherwise provided herein and as otherwise required by applicable law, the Series B Preferred Stock shall have no voting rights; provided that each holder of Series B Preferred Stock shall be entitled to notice of all shareholders meetings at the same time and in the same manner as notice is given to all shareholders entitled to vote at such meetings.

          7. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office a register for the registration of Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series B Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series B Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series B Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series B Preferred Stock represented by the surrendered certificate.

          8. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor or a Purchaser as defined in the Purchase Agreement, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series B Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series B Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          9. AMENDMENT AND WAIVER. No amendment, modification or waiver shall be binding or effective with respect to any provision hereof, without the prior written consent of the holders of a majority of the Series B Preferred Stock outstanding at the time such action is taken.

          10. NOTICES. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                 * * * * * * * * * *

           IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed this 30th day of September, 1998.


                                                  ZIMMERMAN SIGN COMPANY

                                                      /s/ Jeffrey Johnson V.P.
                                                  ----------------------------
                                                  By:  Jeffrey Johnson

                                                  Its: VP, CFO

                                ZIMMERMAN SIGN COMPANY

                           CERTIFICATE OF DESIGNATION OF
                             PREFERRED STOCK SERIES C

          Zimmerman Sign Company, a Texas corporation (the "CORPORATION") certifies that pursuant to Article IV of its Amended and Restated Certificate of Incorporation (the "CERTIFICATE") and in accordance with the provisions of
Section 2.13 of the Texas Business Corporation Act its Board of Directors adopted the following resolution on September 29, 1998 creating a series of preferred shares.

          RESOLVED, that a series of authorized preferred shares of the Corporation is hereby created, having the designation, par value, voting, participation and other rights and restrictions set out below. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Certificate.

          1. DESIGNATION AND NUMBER. The shares of such class shall be designated "Preferred Stock, Series C" (the "SERIES C PREFERRED STOCK"). The number of shares initially constituting the Series C Preferred Stock shall be 6,250, which number may be decreased (but not increased) by the Board of Directors without a vote of shareholders; PROVIDED that such number may not be decreased below the number of then outstanding shares of Series C Preferred Stock.

          2. RANKING. The Series C Preferred Stock shall, with respect to dividend rights and right upon liquidation, winding up and dissolution, rank
(a) junior to the Corporation's Preferred Stock, Series A (the "SERIES A PREFERRED STOCK") and all other classes and series of stock of the Corporation now or hereinafter authorized, issued or outstanding, including any classes or series of preferred stock which by their terms expressly provide that they are senior to the Series C Preferred Stock (collectively, the "SENIOR STOCK"), (b) senior to all classes of Common Stock of the Corporation now or hereinafter authorized, issued or outstanding, and senior to any classes or series of preferred stock which by their terms expressly provide that they are junior to the Series C Preferred Stock (collectively, the "JUNIOR STOCK"), and (c) PARI PASSU to the Corporation's Preferred Stock, Series B (the "SERIES B PREFERRED STOCK") and all other classes and series of stock of the Corporation now or hereinafter authorized, issued or outstanding, including any classes or series of preferred stock, which by their terms expressly provide that they rank on a parity with respect to priority on distribution, in each case upon a liquidation, dissolution or winding up of the Corporation with the Series C Preferred Stock (the "PARITY STOCK").

          3.   DIVIDENDS.

          (a) GENERAL OBLIGATION. When and as declared by the Corporation's Board of Directors and to the extent permitted under the Texas Business Corporation Act and other applicable law and not prohibited by the terms of the Series C Preferred Stock, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred Stock as provided in this SECTION 2. Dividends on each share of the Series C Preferred Stock (a "SERIES C PREFERRED SHARE") shall accrue on a daily basis at the rate of 6% per annum of the sum of $100.00 (the "LIQUIDATION VALUE") plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Series C Preferred Share to and including the first to occur of (i) the date on which the Liquidation Value of such Series C Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Series C Preferred Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation; PROVIDED, HOWEVER, the Corporation shall not pay dividends to the holders of Series C Preferred Stock so long as a Default or Event of Default (as defined in the Senior Subordinated Note, Preferred Stock and Warrant Purchase Agreement, dated as of September 30, 1998, by and among the Corporation and certain investors (the "PURCHASE AGREEMENT")) or an Event of Noncompliance (as defined in the Certificate of Designation, Series
A) is in existence immediately prior to or would be in existence immediately after such dividend payment. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends (other than dividends on capital stock of the Corporation paid with shares of stock of the same class), and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to the Junior Stock. The date on which the Corporation initially issues any Series C Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Series C Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series C Preferred Share. The Series C Preferred Stock shall not be entitled to receive any dividends declared by the Corporation except as provided in this SECTION 3(a).

          (b) DIVIDEND REFERENCE DATES. To the extent not paid on June 15 and December 15 of each year, beginning December 31, 1998 (the "DIVIDEND REFERENCE DATES"), all dividends which have accrued on each Series C Preferred Share outstanding during the sixth-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series C Preferred Share until paid to the holder thereof.

          (c) DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided therein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series C Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series C Preferred Shares held by each such holder.

          (d) PAYMENT OF DIVIDENDS WITH SHARES. Notwithstanding any other provision of this SECTION 3, in the sole discretion of the Corporation, any dividends accruing on the Series C

Preferred Stock may be paid in lieu of cash dividends by the issuance of additional Series C Preferred Shares (including fractional Series C Preferred Shares) having an aggregate Liquidation Value at the time of such payment equal to the amount of the dividend to be paid; provided that if the Corporation pays less than the total amount of dividends then accrued on the Series C Preferred in the form of additional Series C Preferred Shares, such payment in Series C Preferred Shares shall be made pro rata among the holders of Series C Preferred Stock based upon the aggregate accrued but unpaid dividends on the Series C Preferred Shares held by each such holder. If and when any Series C Preferred Shares are issued under this SECTION 1(d) for the payment of accrued dividends, such Series C Preferred Shares shall be deemed to be validly issued and outstanding and fully paid and nonassessable.

          4.   LIQUIDATION.

          (a) Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series C Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Stock, an amount in cash equal to the aggregate Liquidation Value of all Series C Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series C Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series C Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this SECTION 3, then the entire assets available to be distributed to the Corporation's shareholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series C Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series C Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not more than 60 days nor less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series C Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of capital stock of the Company, including the Series C Preferred Stock, and each share of Common Stock in connection with such liquidation, dissolution or winding up.

          (b) Upon any liquidation, dissolution or winding up of the Corporation, payment shall be made to the holders of the Series C Preferred Stock, in the amounts herein fixed, before any payment shall be made or assets distributed to the holders of the Junior Stock.

          5. REDEMPTIONS. To the extent permitted under the Texas Business Corporation Act and other applicable law:

          (a) SCHEDULED REDEMPTION. On the earlier of (i) September 30, 2008 and (ii) the sixth-month anniversary of the redemption in full of all Series A Preferred Stock (the "SCHEDULED REDEMPTION DATE"), the Corporation shall redeem all outstanding shares of Series C Preferred Stock at a price per Series C Preferred Share equal to the Liquidation Value thereof (plus accrued and unpaid dividends thereon).

          (b) OPTIONAL REDEMPTIONS. The Corporation may at any time and from time to time redeem all or any portion of the shares of Series C Preferred Stock then outstanding. Upon any such redemption, the Corporation shall pay a price per Series C Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

          (c) REDEMPTION PAYMENTS. For each Series C Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series C Preferred Share) an amount in immediately available funds equal to the Liquidation Value of such Series C Preferred Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Series C Preferred Shares on any Redemption Date are insufficient to redeem the total number of Series C Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Series C Preferred Shares pro rata among the holders of the Series C Preferred Shares to be redeemed based upon the aggregate Liquidation Value of such Series C Preferred Shares held by each such holder (plus all accrued and unpaid dividends thereon). The Series C Preferred Shares not redeemed shall remain outstanding and entitled to all of the rights and preferences hereunder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series C Preferred Shares, such funds shall immediately be used to redeem the balance of the Series C Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          The term "REDEMPTION DATE," as to any Series C Preferred Share, means the Scheduled Redemption Date or such other date specified in the notice of any redemption at the Corporation's option or at the holder's option or the applicable date specified herein in the case of any other redemption.

          (d) NOTICE OF REDEMPTION. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series C Preferred Stock to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Series C Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series C Preferred Shares shall be issued to the holder thereof without cost to such holder within fifteen business days after surrender of the certificate representing the redeemed Series C Preferred Shares.

          (e) DETERMINATION OF THE NUMBER OF EACH HOLDER'S SERIES C PREFERRED SHARES TO BE REDEEMED. The number of Series C Preferred Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Series C Preferred Shares determined by multiplying the total number of Series C Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series C Preferred Shares then held by such holder and the denominator of which shall be the total number of Series C Preferred Shares then outstanding.

          (f) DIVIDENDS AFTER REDEMPTION DATE. No Series C Preferred Share shall be entitled to any dividends accruing after the Redemption Date of such Series C Preferred Share if the Liquidation Value (plus all accrued and unpaid dividends thereon) is paid to the holder of such Series C Preferred Share on the Redemption Date. On such date, all rights of the holder of such Series C Preferred Share shall cease, and such Series C Preferred Share shall no longer be deemed to be issued and outstanding.

          (g) REDEEMED OR OTHERWISE ACQUIRED SERIES C PREFERRED SHARES. Any Series C Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

          (h) OTHER REDEMPTIONS OR ACQUISITIONS. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Series B Preferred Stock, except as expressly authorized herein.

          (i) REDEMPTION PROHIBITED. Notwithstanding anything contained herein to the contrary, the Corporation shall not redeem any shares of Series C Preferred Stock so long as any shares of Series A Preferred are outstanding.

          6. VOTING RIGHTS. Except as otherwise provided herein and as otherwise required by applicable law, the Series C Preferred Stock shall have no voting rights; provided that each holder of Series C Preferred Stock shall be entitled to notice of all shareholders meetings at the same time and in the same manner as notice is given to all shareholders entitled to vote at such meetings.

          7. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office a register for the registration of Series C Preferred Stock. Upon the surrender of any certificate representing Series C Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series C Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series C Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series C Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series C Preferred Stock represented by the surrendered certificate.

          8. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series C Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor or a Purchaser as defined in the Purchase Agreement, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series C Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series C Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          9. AMENDMENT AND WAIVER. No amendment, modification or waiver shall be binding or effective with respect to any provision hereof, without the prior written consent of the holders of a majority of the Series B Preferred Stock outstanding at the time such action is taken.

          10. NOTICES. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                 * * * * * * * * * *

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed this 30th day of September, 1998.

                                             ZIMMERMAN SIGN COMPANY

                                                      /s/ Jeffrey Johnson V.P.
                                                     --------------------------
                                                  By:  Jeffrey Johnson

                                                  Its: VP, CFO